Schedule 14A
(Rule 14A-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

WACHOVIA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Stockholder Meeting Notice		Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 22, 2008

Company number:	Control number:	The Company ticker is: WB

Dear Stockholder:
Under new Securities and Exchange Commission rules, you are receiving this notice that proxy materials for the Wachovia Corporation 2008 annual meeting of stockholders, including the 2007 Annual Report, which includes annual financial statements, and the Proxy Statement, are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request paper copies of the proxy materials. The items to be voted on and location of the annual meeting are on the reverse side of this form. Your vote is important.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

THE 2007 ANNUAL REPORT AND THE PROXY STATEMENT ARE AVAILABLE AT:
www.proxymaterial.com/WB
1.	At the above website you may view the 2007 Annual Report and the Proxy Statement (which contains details about the proposals to be voted on.)

2.	Once you have reviewed the proxy materials, you may VOTE your proxy by following the instructions at the above website.
If you want to receive a paper or e-mail copy of these documents you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 11, 2008 to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:
1.	By TELEPHONE: Call (toll free) 800-732-6583 from anywhere in the USA and Canada and follow the instructions to log in and order the materials. You will need to enter the “control number” and “company number” which are found on this notice below your name and address.

2.	By E-MAIL: Send an e-mail message with the words “Proxy Materials Request” in the subject line to the following address: proxymaterial@georgeson.com. Be sure to include your complete name and E-mail address and/or your street mailing address. You will need to include your “control number” and “company number” which are found on this notice below your name and address.

3.	By INTERNET: Follow the instructions at www.proxymaterial.com/wb. You will need to enter the “control number” and “company number” which are found on this notice below your name and address.

The Annual Meeting for:	Date:	April 22, 2008
	Time:	9:30 A.M. EDT
Wachovia Corporation	Location:	Charlotte Marriott City Center
100 West Trade Street
Grand Ballroom
Charlotte, North Carolina 28202

Directions:
DRIVING DIRECTIONS
I-77 North From Columbia Follow I-77 North to Trade Street exit. Go east on Trade
Street approximately 1 mile to the Marriott Parking Garage. It is on your left between Church Street and Tryon Street.
I-77 South From Mooresville and Statesville Follow I-77 South to Trade Street exit.
Go east on Trade Street approximately 1 mile to the Marriott Parking Garage. It is on your left between Church Street and Tryon Street.
I-85 South from Greensboro Follow I-85 South to Charlotte. Take exit for I-77 South to Columbia. Follow I-77 South to Trade Street exit. Go east on Trade Street approximately 1 mile to the Marriott Parking Garage. It is on your left between Church Street and Tryon Street.
I-85 North From Atlanta Follow I-85 North to I-77 South. Take the Trade Street exit and go east approximately 1 mile to the Marriott Parking Garage. It is on your left between Church Street and Tryon Street.
Directions From the Airport Leave airport and merge left onto Billy Graham Parkway.
Take Billy Graham Parkway to I-77 North. Take the Trade Street exit and go east approximately 1 mile to the Marriott Parking Garage. It is on your left between Church Street and Tryon Street.
Wachovia Corporation
Notice of Annual Meeting to be Held on April 22, 2008
The Annual Meeting of Stockholders will be held at the Charlotte Marriott City Center, 100 West Trade Street, Grand Ballroom, Charlotte, North Carolina 28202, on Tuesday, April 22, 2008, at 9:30 a.m. The Proposals to be voted on at the meeting are listed below along with the recommendations of the Board of Directors.
The Board of Directors recommends that you vote “FOR” the following proposals:
•	A Wachovia proposal to elect each of the 17 nominees named in the Proxy Statement as directors, with terms expiring at the 2009 Annual Meeting of Stockholders, in each case until their successors are duly elected and qualified.

•	A Wachovia proposal to ratify the appointment of KPMG LLP as auditors for the year 2008.
The Board of Directors recommends that you vote “AGAINST” the following proposals:
•	A stockholder proposal regarding non-binding stockholder vote ratifying executive compensation.

•	A stockholder proposal regarding reporting political contributions.

•	A stockholder proposal regarding the nomination of directors.
These items of business are more fully described in the proxy materials relating to the annual meeting. Follow the instructions on the reverse side of this notice to view the proxy materials and vote over the Internet or to request a paper or e-mail copy of the proxy materials.
Only the holders of record of Wachovia common stock on February 14, 2008, are entitled to notice of and to vote at the meeting. If you are a stockholder as of the record date, you may attend the annual meeting and vote in person. Directions to attend the meeting are above.

PLEASE NOTE: THIS FORM IS NOT A PROXY. To vote your shares you must vote online or request paper copies of the proxy materials to receive a proxy card. If you wish to vote at the meeting you must bring this notice along with identification to the meeting.